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          FRIEDLOB SANDERSON                 Denver Tech Center
      PAULSON & TOURTILLOTT, LLC             8400 East Prentice Avenue
      ---------------------------            Englewood, Colorado 80111-2918
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                                             Washington, D.C.
           Attorneys at Law                  1776 I Street, NW, Suite 900
                                             Washington, D.C. 20006-3700
1775 Sherman Street, Twenty-First Floor
        Denver, Colorado 80203               Phoenix, Arizona
        Telephone 303.571.1400               2375 East Camelback Road, Suite 500
        Facsimile 303.595.3159               Phoenix, Arizona 85016

                                             California
                                             519 Seabright Avenue, Suite 208
                                             Santa Cruz, California 95062-3482

                                             Internet: 5280LAW.com


                                  June 25, 2002



EchoStar DBS Corporation
5701 South Santa Fe Drive
Littleton, Colorado 80120

         Re:      9 1/8% Senior Notes Due 2009

Ladies and Gentlemen:

         We have acted as special counsel for EchoStar DBS Corporation, a Colorado Corporation (the "Issuer"), and are familiar with the Issuer's Registration Statement on Form S-4 (the "Registration Statement"), filed today with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Act"), relating to the Issuer's proposed offer to exchange up to $700,000,000 in aggregate principal amount of its new 9 1/8% Senior Notes due 2009 (the "Exchange Notes") for up to $700,000,000 in aggregate principal amount of its 9 1/8% Senior Notes due 2009 (the "Old Notes").

         In so acting, we have reviewed originals (or copies certified or otherwise identified to our satisfaction) of:

         (i)      the Registration Statement;

         (ii) the Indenture relating to the Old Notes between the Issuer and U.S. Bank Trust National Association, as trustee, dated as of December 28, 2001; and

         (iii) such other resolutions, corporate documents, records and other instruments as we have deemed necessary for the purposes of this opinion.

         As to any facts material to this opinion, we have relied upon statements and representations of the Issuer, EchoStar Communications Corporation and public officials. We have assumed that the Issuer is validly existing and in good standing under the laws of its
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EchoStar DBS Corporation
June 25, 2002
Page 2

jurisdiction of organization, that it has the corporate power and authority to enter into and perform its obligations under the Indentures and the Exchange Notes and that the Trustee under the Indentures has the corporate power and authority to enter into and perform its obligations under the Indenture and the Indenture constitutes the valid, binding and enforceable obligations of the Trustee.

         On the basis of our review, it is our opinion that when (i) the Registration Statement has become effective, (ii) the Exchange Notes are duly authorized, executed and delivered on behalf of the Issuer in accordance with the Indenture in exchange for the Old Notes pursuant to the terms of the offer to exchange set forth in the Prospectus forming a part of the Registration Statement and the accompanying letter of transmittal and (iii) the Exchange Notes are duly authenticated by the Trustee pursuant to the terms of the applicable Indenture, the Exchange Notes will constitute valid and binding obligations of the Issuer, enforceable against the Issuer in accordance with their terms, subject to bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium and other laws relating to or affecting generally the enforcement of creditors' rights, to general principals of equity and to implied covenants of good faith and fair dealing.

         We are members of the bar of the State of Colorado and do not express any opinion herein as to any laws other than the laws of the State of Colorado and the federal laws of the United States of America.

         We express no opinion herein of the Federal Communications Act, as amended, or the rules and regulations thereunder or the policies of the Federal Communications Commission or the staff thereof pursuant to delegated authority.

         We consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and to the reference to us under the caption "Legal Matters" in the Prospectus that is a part of the Registration Statement. In giving consent to the use of our name under the heading "Legal Matters," we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission.

                              /s/ FRIEDLOB SANDERSON
                                  PAULSON & TOURTILLOTT, LLC